Exhibit 10.1

$140,000,000

EMERALD OIL, INC.

2.00% Convertible Senior Notes due 2019

PURCHASE AGREEMENT

March 18, 2014

Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

As Representatives of the several Purchasers,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Ladies and Gentlemen:

1.           Introductory.

Emerald Oil, a Montana corporation (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”) subject to the terms and conditions stated herein, to issue and sell to the several Purchasers $140,000,000 principal amount of its 2.00% Convertible Senior Notes due 2019 (the “Firm Securities”) and also proposes to grant to the Purchasers an option, exercisable from time to time by Credit Suisse Securities (USA) LLC to purchase an aggregate of up to an additional $32,500,000 principal amount (“Optional Securities”) of its 2.00% Convertible Senior Notes due 2019. The Firm Securities and the Optional Securities that the Purchasers may elect to purchase pursuant to Section 3 hereof are herein collectively called the “Offered Securities.”

The Offered Securities are to be issued pursuant to an indenture (the “Indenture”), to be dated as of March 24, 2014 between the Company and U.S. Bank National Association, as Trustee. The Offered Securities will be convertible in accordance with their terms and the terms of the Indenture into shares of the common stock (the “Common Stock”) of the Company, $0.001 par value per share (the “Underlying Shares”).

The Offered Securities and the Underlying Shares will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to “qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”).

The Company hereby agrees with the several Purchasers as follows:

2.           Representations and Warranties of the Company.

The Company represents and warrants to, and agrees with, the several Purchasers that:

(a)          Offering Memorandums; Certain Defined Terms. The Company has prepared or will prepare a Preliminary Offering Memorandum and a Final Offering Memorandum.

For purposes of this Agreement:

“Applicable Time” means 6:00 pm (Eastern  time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Offering Memorandum” means the final offering memorandum relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Memorandum or the Final Offering Memorandum.

“General Disclosure Package” means the Preliminary Offering Memorandum together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B, hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.

“Preliminary Offering Memorandum” means the preliminary offering memorandum, dated March 17, 2014, relating to the Offered Securities to be offered by the Purchasers.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NYSE MKT LLC (“Exchange Rules”).

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto.

As used herein, the terms “Preliminary Offering Memorandum,” “General Disclosure Package” and “Final Offering Memorandum” shall include the documents, if any, incorporated by reference therein. Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Securities Act.

(b)          Disclosure. As of the date of this Agreement, the Final Offering Memorandum does not, and as of each Closing Date the Final Offering Memorandum will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time none of (i) the General Disclosure Package, (ii) any individual Permitted Solicitation (as defined below), or (iii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Memorandum, the General Disclosure Package, any Permitted Solicitation or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that information described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Company’s Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) that have been filed by the Company with the Commission or sent to shareholders pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

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(c)          Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation, and is in good standing under the laws of the State of Montana, has the power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(d)          Subsidiaries. Each subsidiary of the Company has been duly organized, is validly existing as a limited liability company, in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its properties and conduct its business as described in the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued ownership interests of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable, are owned directly or indirectly by the Company and are free and clear of all liens, encumbrances and defects, equities or claims, except as otherwise set forth under the terms of that certain Credit Agreement dated November 20, 2012 between the Company and Wells Fargo Bank N.A, as amended.

(e)          Indenture. The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered, will conform to the information in the General Disclosure Package and will conform to the description of such Offered Securities contained in the Final Offering Memorandum and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits and security provided by the Indenture.

(f)           Offered Securities. When the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, such Offered Securities will be convertible into the Underlying Shares of the Company in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion, will conform to the information in the General Disclosure Package and will conform to the description of such Offered Securities contained in the Final Offering Memorandum; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and when issued upon conversion the Underlying Shares will be validly issued, fully paid and nonassessable; the shareholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares, and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, and except for grants of awards pursuant to equity inventive plans of the Company outstanding as of the date hereof and the issuance of shares of capital stock of the Company upon conversion or exercise of grants or other awards under such plans, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.

(g)          No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Offered Securities.

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(h)          Absence of Further Requirements. Subject to the accuracy of the representations and warranties set forth in Section 4 hereof, and compliance by the Purchasers with the offer and sale procedures set forth in this Agreement, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained by the Company for the consummation of the transactions contemplated by this Agreement and the Indenture in connection with the offering, issuance and sale of the Offered Securities and Underlying Shares by the Company, other than as may be required under the securities or blue sky laws of the various jurisdictions in which the Offered Securities and the Underlying Shares are being offered by the Purchasers and except for such consents, approvals, authorizations, orders, filings or registrations with respect to listing the Underlying Shares on the NYSE MKT LLC.

(i)           Title to Property. The Company and its subsidiaries have (i) good title to all of the interests in oil and gas properties underlying the Company’s estimates of its net proved reserves contained in the General Disclosure Package and the Final Offering Memorandum and (ii) good and marketable title to all other real and personal property reflected in the General Disclosure Package and the Final Offering Memorandum as assets owned by them, in each case free and clear of all liens, encumbrances and defects except such as (x) are described in the General Disclosure Package and the Final Offering Memorandum, (y) are liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farmout agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, or (z) would not have a Material Adverse Effect. Any other real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; and the working interests derived from oil, gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Company or its subsidiaries reflect in all material respects the rights of the Company and its subsidiaries to explore, develop or produce hydrocarbons from such real property in the manner contemplated by the General Disclosure Package and the Final Offering Memorandum, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or other property interests was generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons. With respect to interests in oil and gas leases obtained by or on behalf of the Company or its subsidiaries that have not yet been drilled or included in a unit for drilling, the Company or its subsidiaries have carried out such title investigations in accordance with practices customary in the oil and gas industry in the areas in which the leased properties are located.

(j)           Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Indenture, this Agreement, and the issuance and sale of the Offered Securities and Underlying Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or other similar organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of clauses (ii) and (iii), for any breaches, violations, defaults, liens, charges or encumbrances that, individually or in the aggregate, would not result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(k)          Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other similar organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

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(l)           Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)         Possession of Licenses and Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary or material to conduct their respective businesses in the manner contemplated by the General Disclosure Package and the Final Offering Memorandum, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, except as described in the General Disclosure Package and the Final Offering Memorandum.

(n)          Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(o)          Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(p)          Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, (a)(i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) to the knowledge of the Company, neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) to the knowledge of the Company, neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person arising under Environmental Laws or relating to Hazardous Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate have a Material Adverse Effect; (b) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; and (c) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, singly or in the aggregate, have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

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(q)          Accurate Disclosure; Exhibits. The statements included, or incorporated by reference, in the General Disclosure Package and the Final Offering Memorandum under the headings “Description of the Notes,” “Description of Other Indebtedness,” “Business-Governmental Regulation and Environmental Matters,” “Description of Capital Stock,” “Material United States Federal Tax Considerations,” and “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans,” insofar as such statements summarize legal matters, agreements, documents or legal or regulatory proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or legal or regulatory proceedings and present the information required to be shown.

(r)           Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities in violation of the Securities Act.

(s)          Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Preliminary Offering Memorandum, the Final Offering Memorandum or any Issuer Free Writing Communication are based on or derived from sources that the Company believes to be reliable and accurate.

(t)           Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(u)          Financial Statements. The historical financial statements included in the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in all material respects in conformity with GAAP applied on a consistent basis throughout the periods shown except to the extent disclosed in the notes thereto; and except as included in the General Disclosure Package, no other financial statement or supporting schedules are required to be included therein. BDO USA, Inc. has certified the audited financial statements of the Company included in the General Disclosure Package for the years ended December 31, 2012 and December 31, 2013, and is an independent registered public accounting firm with respect to the Company within the Rules and Regulations and as required by the Securities Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States).

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(v)          Tax Filings. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency that could reasonably expected to be determined adversely to the Company or its subsidiaries and that could reasonably be expected to have a Material Adverse Effect.

(w)         No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the General Disclosure Package or the Final Offering Memorandum (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material, (ii) the Company has not purchased any of its outstanding capital stock, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net liabilities of the Company or any of its subsidiaries, (iv) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent nor entered into any material transaction and there is no material transaction that is probable of being entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business and (v) there has been no obligation, direct or contingent, that is material to the Company or any of its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business.

(x)           Litigation. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no pending actions, suits or proceedings (including to the Company’s knowledge any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(y)          Investment Company Status. The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(z)          Regulations T, U, X. Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(aa)        Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(bb)        Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

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(cc)        No Registration. Assuming the accuracy of the representations and warranties set forth in Section 4 hereof, and compliance by the Purchasers with the offer and sale procedures set forth in this Agreement, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(a)(2) thereof; and it is not necessary to qualify the Indenture under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); assuming the Purchasers offer and sell the Offered Securities only to persons whom they, or their agents, reasonably believe are “qualified institutional buyers” within the meaning of Rule 144A, it is not necessary in connection with the offer, sale and delivery of the Offered Securities by the Purchasers to such persons in the manner contemplated by the Preliminary Offering Memorandum and the Final Offering Memorandum to register the Offered Securities or the Underlying Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act or to register under the Securities Act any Underlying Shares issued upon conversion of the Offered Securities in accordance with their terms and the terms of the Indenture.

(dd)        No General Solicitation; No Integration. Neither the Company nor any “affiliate” (as defined in Rule 501(b) of Regulation D under the Act) of the Company has directly, or through any agent, (excluding any action taken by a Purchaser in connection with the transactions contemplated by this Agreement about which no representation is made by the Company) (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act), which sale, offer, solicitation or negotiation is or will be integrated with the offer or sale of the Offered Securities in a manner that would require the registration under the Securities Act of the Offered Securities or (ii) offered, solicited offers to buy or sold the Offered Securities by any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, other than as set forth on Schedule F hereto (the “Permitted Solicitations”).

(ee)        Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among the Company or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiaries on the other hand, which is required to be described in the General Disclosure Package which is not so described or incorporated therein. The Final Offering Memorandum will contain in all material respects the same description of the matters set forth in the preceding sentence contained in the General Disclosure Package.

(ff)         Reserve Engineers. Netherland, Sewell & Associates, Inc. (“NSAI”), the reserve engineer that audited the reserve estimates of net proved oil and natural gas reserves prepared by the Company as of December 31, 2012 and prepared the reserve report of net proved oil and natural gas reserves as of December 31, 2013, was, as of the date of preparation of such audit report and reserve report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its subsidiaries. The information contained in the General Disclosure Package regarding estimated proved reserves as of December 31, 2012 and December 31, 2013 is based upon the audit reports prepared by NSAI.

(gg)        Reserve Estimates. The historical information underlying the estimates of reserves of the Company, which were supplied by the Company to NSAI for purposes of auditing the reserve information included or incorporated by reference in the General Disclosure Package, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates of such reserve reports and was prepared in all material respects in accordance with customary industry practices; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations, government regulation or controls and other factors, in each case as described in the General Disclosure Package, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the General Disclosure Package. Estimates of such reserves and present values as described in the General Disclosure Package comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(hh)        Anti-Corruption. Neither the Company nor any of its subsidiaries, nor any director or officer, nor to the knowledge of the Company or any director or executive officer of the Company, any employee, affiliate, agent or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

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(ii)          Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(jj)          Economic Sanctions. (i) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company or any director or executive officer of the Company, any director, officer, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria); (ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (X) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (Y) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and (iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(kk)        Rights-of-Way. The Company and its subsidiaries have such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to enable the Company to conduct its business in the manner described in the General Disclosure Package, subject to qualifications as may be set forth in the General Disclosure Package, except where failure to have such rights-of-way would not have, individually or in the aggregate, a Material Adverse Effect.

(ll)          Insurance.  Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are adequate for the conduct of their business; all policies of insurance insuring the Company or any of its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

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(mm)      ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by the Company or any of its subsidiaries, and the trust forming part of each such plan that is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintain or are required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) that provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or any of its subsidiaries are in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries have incurred or would reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA.

3.           Purchase, Sale and Delivery of Offered Securities

On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.0% of the principal amount thereof (plus accrued interest from March 24, 2014 if the settlement occurs after that date), the respective principal amounts of Firm Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Firm Securities in the form of one or more permanent global Securities in registered form without interest coupons (the “Firm Restricted Global Securities”) that will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The Firm Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Memorandum.

Payment for the Firm Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company at the office of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002 at 10:00 A.M., (New York time), on March 24, 2014, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “First Closing Date”, against delivery to the Trustee as custodian for DTC of the Firm Restricted Global Securities representing all of the Firm Securities. The Firm Restricted Global Securities will be made available for checking at the above office of Latham & Watkins LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from Credit Suisse given to the Company from time to time not more than 30 days subsequent to the date of this Agreement, the Purchasers may purchase all or less than all of the Optional Securities at the purchase price per principal amount of Offered Securities (including any accrued interest thereon to the related Optional Closing Date) to be paid for the Firm Securities. The Company agrees to sell to the Purchasers the principal amount of Optional Securities specified in such notice and the Purchasers agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Purchaser in the same proportion as the principal amount of Firm Securities set forth opposite such Purchaser’s name in Schedule A hereto bears to the total principal amount of Firm Securities (subject to adjustment by Credit Suisse to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as the “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Credit Suisse on behalf of the several Purchasers but shall not be later than seven full business days after written notice of election to purchase Optional Securities is given. Payment for the Optional Securities being purchased on each Optional Closing Date shall be made by each Purchaser by in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order Company at the office of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, against delivery to the Trustee as custodian for DTC of the restricted global Securities representing all of the Optional Securities.

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4.           Representations by Purchasers; Resale by Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to and agrees with the Company that:

(a)          it is an “accredited investor” within the meaning of Regulation D under the Securities Act;

(b)          it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company; and

(c)          it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, other than by means of any Permitted Solicitation, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities or the Underlying Shares has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(d)          it agrees that each sale of the Offered Securities in accordance with this Agreement shall only by made to persons whom the Purchaser reasonably believes to be “qualified institutional buyers” within the meaning of Rule 144A.

5.           Certain Agreements of the Company. The Company agrees with the several Purchasers that:

(a)          Amendments and Supplements to Offering Memorandums. The Company will promptly advise the Representatives of any proposal to amend or supplement the Preliminary Offering Memorandum or Final Offering Memorandum and will not effect such amendment or supplementation without the Representatives’ consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary Offering Memorandum or Final Offering Memorandum, the General Disclosure Package, any Permitted Solicitation or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Representatives’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b)          Furnishing of Offering Memorandums. The Company will furnish to the Representatives copies of the Preliminary Offering Memorandum (which may be in .pdf format), each other document comprising a part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements to such documents, each Permitted Solicitation and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representatives reasonably request. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Representatives and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities.

(c)          Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

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(d)          Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, it is not required to furnish such reports or statements to the Purchasers.

(e)          Transfer Restrictions. During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will, upon request, furnish to the Representatives, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f)           Integration. The Company will not, and will ensure that no affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Offered Securities in a manner that would require the registration under the Securities Act of the sale to the Purchasers or to the subsequent purchasers of the Offered Securities.

(g)          Additional Offering Materials. The Company will not, and will not authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Offered Securities other than the General Disclosure Package and the Final Offering Memorandum and any amendments and supplements to the Preliminary Offering Memorandum or the Final Offering Memorandum prepared in compliance with this Agreement or (ii) solicit any offer to buy or offer to sell the Offered Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(h)          Underlying Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of Underlying Shares issuable upon conversion of the Offered Securities, and to ensure that the Underlying Shares will conform in all material respects to the descriptions thereof set forth in the General Disclosure Package and the Final Circular.

(i)           DTC. The Company will use its best efforts to permit the Offered Securities to be eligible for clearance and settlement through DTC.

(j)           No Resales by Affiliates. During the period of one year after the later of the First Closing Date and the last Optional Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144) to, resell any of the Notes or the Shares that constitute “restricted securities” within the meaning of Rule 144(a)(3) that have been reacquired by any of them.

(k)          Investment Company. The Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

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(l)           Payment of Expenses. The Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Indenture, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements thereto, each Permitted Solicitation, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) any expenses (including reasonable fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as Credit Suisse designates and the preparation and printing of memoranda relating thereto, (iv) expenses incurred in distributing the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum (including any amendments and supplements thereto), any Permitted Solicitation and any Supplemental Marketing Material to the Purchasers; and (v) costs and expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers and the Company relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, provided that the Purchasers will pay 50% of the costs and expenses of any chartered airplanes; and (vi) fees and expenses incident to listing the Underlying Shares on the NYSE MKT LLC. Except as provided in this Agreement, the Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

(m)          Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

(n)          Absence of Manipulation. In connection with the offering, until Credit Suisse shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(o)          Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to any Common Stock, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Offered Securities, or any securities convertible into or exchangeable or exercisable for Common Stock or the Offered Securities, or any warrants or other rights to purchase any of the foregoing (the “Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse, except (1) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options or vesting of restricted stock or restricted stock units, in each case outstanding on the date hereof, (2) grants of employee stock options, stock bonuses and other stock grants pursuant to the terms of a plan in effect on the date hereof, (3) issuances of Lock-Up Securities pursuant to the exercise of such options, provided that such options, stock units or the Lock-Up Securities issued upon exercise thereof may not be transferred during the Lock-Up period, and (4) the filing of one or more registration statements on Form S-8 or amendments thereto relating to the issuance of Lock-Up Securities or the issuance and exercise of options to purchase Lock-Up Securities, stock bonuses and other stock grants pursuant to the terms of a plan in effect on the date hereof. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that Credit Suisse consents to in writing.

(p)          The Company will use its commercially reasonable efforts to cause the Underlying Shares issuable upon conversion of the Offered Securities to be listed on the NYSE MKT and to maintain such listing.

(q)          The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

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6.           Free Writing Communications.

(a)          Issuer Free Writing Communications. The Company represents and agrees that, unless it obtains the prior consent of Credit Suisse, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b)          Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum or (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company, it being understood and agreed that the Company shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Memorandum or the Final Offering Memorandum or the General Disclosure Package.

7.           Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Firm Securities on the First Closing Date and for the Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)          Accountant’s Comfort Letters.

(1)         The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of BDO USA, LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule C hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule C hereto shall be a date no more than three days prior to such Closing Date).

(2)         The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of Mantyla McReynolds LLC confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule D hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule D hereto shall be a date no more than three days prior to such Closing Date).

(b)          Reserve Engineer Comfort Letters. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of NSAI in the form of Schedule E hereto (i) confirming that, (x) as of the date of its audit report for the years ended December 31, 2013 and December 31, 2012, it was the independent reserve engineer for the Company and (y) that, as of the date of such reports, no information has come to its attention that could reasonably have been expected to cause it to withdraw its reports and (ii) otherwise in form and substance acceptable to the Representatives.

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(c)          No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of Credit Suisse, is material and adverse and makes it impractical or inadvisable to market the Offered Securities or proceed with the offering or delivery of the Offered Securities on the Closing Date on the terms and in the manner contemplated by the Final Offering Memorandum; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of Credit Suisse, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE MKT, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of Credit Suisse, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)          Opinion of Counsel for Mayer Brown LLP. The Representatives shall have received an opinion and negative assurance letter, addressed to the Purchasers, dated as of the Closing Date, of Mayer Brown LLP, counsel for the Company, substantially in the form attached hereto as Annex A, respectively.

(e)          Opinion of Counsel for Dorsey & Whitney LLP. The Representatives shall have received an opinion, addressed to the Purchasers, dated as of the Closing Date, of Dorsey & Whitney LLP, counsel for the Company, substantially in the form attached hereto as Annex B, respectively.

(f)           Opinion of Counsel for Purchasers. The Representatives shall have received from Latham & Watkins LLP, counsel for the Purchasers, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)          Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in Section 2 of this Agreement are true and correct as of such Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h)          Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up letters from each of the executive officers and directors of the Company, WDE Emerald Holdings LLC and White Deer Energy FI L.P. in the form attached hereto as Annex C; provided; however, that the form of lock-up letter to be executed by Thomas J. Edelman, a director of the Company, WDE Emerald Holdings LLC and White Deer Energy FI L.P. shall have a lock-up period of 30 days but shall otherwise be in the form attached hereto as Annex C.

(i)           Further Assurances; Waivers. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request. Credit Suisse may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

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8.           Indemnification and Contribution

(a)          Indemnification of Purchasers. The Company will indemnify and hold harmless each Purchaser, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, in each case as amended or supplemented, or any Issuer Free Writing Communication, any Permitted Solicitation, or arise out of or are based upon the omission or alleged omission of a material fact necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information described as such in subsection (b) below.

(b)          Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, in each case as amended or supplemented, or any Issuer Free Writing Communication or Permitted Solicitation, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Credit Suisse specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information contained in the Preliminary and Final Offering Memorandum furnished on behalf of each Purchaser: under the caption “Plan of Distribution”: the information contained in the eleventh paragraph and the information concerning stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Exchange Act; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

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(c)          Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In connection with such action, the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)          Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total initial purchaser discounts and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

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9.           Default of Purchasers.

If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase on such Closing Date. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement shall not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10.         Survival of Certain Representations and Obligations.

The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.         Notices. All communications hereunder will be in writing and, if sent to the Purchasers, will be mailed or delivered and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax: (646) 834-8133; or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to Emerald Oil, Inc., 1600 Broadway, Suite 1360, Denver, CO 80202, Attention: McAndrew Rudisill, with a copy to Mayer Brown LLP, 700 Louisiana Street, Suite 3400, Houston, TX 77002, Attention: Kirk Tucker; provided, however, that any notice to an Purchaser pursuant to Section 8 will be mailed or delivered and confirmed to such Purchaser.

12.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

13.         Representation of Purchasers. The Representatives will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by the Representatives jointly or by Credit Suisse will be binding upon all the Purchasers.

14.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.         Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)          No Other Relationship. The Representatives have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Memorandum, irrespective of whether the Representatives have advised or is advising the Company on other matters.

18

(b)          Arms’ Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)          Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

(d)          Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

16.         Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17.         Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

[Remainder of Page Left Intentionally Blank]

19

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

Emerald Oil, Inc.

By:	/s/ McAndrew Rudisill
Name: McAndrew Rudisill
Title: Chief Executive Officer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

By:	/s/ Randy Bayless
Name: Randy Bayless
Title: Managing Director

Barclays Capital Inc.

By:	/s/ Carlos Ruiz
Name: Carlos Ruiz
Title: Managing Director

Acting on behalf of themselves and as the Representatives of the several Purchasers

SCHEDULE A

Purchaser	Principal Amount of Firm Securities
Credit Suisse Securities (USA) LLC	$61,600,000
Barclays Capital Inc.	33,600,000
Johnson Rice & Company L.L.C.	14,000,000
Canaccord Genuity Inc.	7,000,000
GMP Securities L.P.	7,000,000
Global Hunter Securities, LLC	4,200,000
IBERIA Capital Partners L.L.C.	4,200,000
Scotia Capital (USA) Inc.	4,200,000
SunTrust Robinson Humphrey, Inc.	4,200,000
Total	$140,000,000

SCHEDULE B

1.          Issuer Free Writing Communications (included in the General Disclosure Package)

Pricing Term Sheet attached as Schedule G hereto.

2.          Other Information Included in the General Disclosure Package

None.

SCHEDULE C

The Representatives shall have received letters, dated, respectively, the date hereof and the First Closing Date, of BDO USA LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws to the effect that:

(i)  in their opinion the audited consolidated financial statements and schedules examined by them and included in the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Securities Laws; and

(ii)  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial and statistical information contained in the General Disclosure Package (to the extent that such dollar amounts, percentages and other financial and statistical information are derived from the general accounting records of the Company and its subsidiaries or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial and statistical information to be in agreement with such results.

All financial statements and schedules included in material incorporated by reference into the General Disclosure Package shall be deemed included in the General Disclosure Package for purposes of this Schedule.

SCHEDULE D

The Representative shall have received letters, dated, respectively, the date hereof and the First Closing Date, of Mantyla McReynolds LLC confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws to the effect that:

(i)  in their opinion the audited consolidated financial statements and schedules examined by them and included in the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Securities Laws; and

(iii)  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial and statistical information contained in the General Disclosure Package (to the extent that such dollar amounts, percentages and other financial and statistical information are derived from the general accounting records of the Company and its subsidiaries or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial and statistical information to be in agreement with such results.

All financial statements and schedules included in material incorporated by reference into the General Disclosure Package shall be deemed included in the General Disclosure Package for purposes of this Schedule.

Schedule E

In connection with the Offering, we hereby inform you of the following:

1.	We are independent petroleum engineers with respect to Emerald. Our employment by Emerald for work performed in connection with the Offering Circular and our Audit Letters was not on a contingent basis. At the time of preparation of each of our Audit Letters we did not have, and at the date hereof we do not have, any financial interest in Emerald or the properties covered by our Audit Letters. No person at our firm is connected with Emerald as a promoter, underwriter, voting trustee, director, officer or employee.

2.	The estimates of reserves and future net revenue as of each Evaluation Date presented in or incorporated by reference in the Offering Circular correctly reflect our estimates of those quantities as presented in our Audit Letters. The computations made in connection with the proved reserves in our Audit Letters were made in accordance with the provisions of Rule 4-10 of Regulation S-X and Subpart 1200 of Regulation S-K promulgated by the SEC and have been prepared in a manner consistent with and in compliance with the standards and definitions pertaining to the estimating and auditing of gas and oil reserves information promulgated by the SEC.

3.	Nothing has come to our attention since we prepared our Audit Letters, as a result of our activities as independent petroleum engineers for Emerald or otherwise, that would lead us to believe that the information set forth in our Audit Letters is incorrect or that there has been a material change in the amounts of proved developed or proved undeveloped reserves of oil or natural gas of Emerald as of the date hereof, as compared with the information set forth in our Audit Letters and as presented in or incorporated by reference in the Offering Circular, except as a result of normal production, development and operations after each Evaluation Date by Emerald. Furthermore, we are not aware of any additional information that we believe is necessary to be disclosed in our Audit Letters in order to prevent the information set forth therein from being misleading as of the date of each Report.

4.	We have reviewed the following documents or sections of the following documents in which (i) our firm or (ii) any of our Audit Letters is mentioned, incorporated by reference or indirectly referred to:

•	the Offering Circular; and

•	Emerald’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013: “Item 1. Business,” “Item 1A. Risk Factors,” “Item 2. Properties” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We have determined that such disclosures, statements and references are accurate insofar as they pertain to this firm or our Audit Letters.

5.	Based on our review described in the preceding paragraph, nothing has been brought to our attention by Emerald that would lead us to believe that there has been a material change in the estimated reserves and future revenue, based on the prices and costs furnished by Emerald as of the Evaluation Date in connection with the latest of our Audit Letters and as presented in or incorporated by reference in the Offering Circular, except for reductions attributable to actual production and sale of reserves by Emerald.

6.	We have reviewed certain records of Emerald in connection with the preparation of our Audit Letters and based on that review, no facts have come to our attention that lead us to believe that the data included or incorporated by reference in the Offering Circular, insofar as it relates to our Audit Letters, contains any untrue statement of a material fact.

Schedule F

Permitted Solicitations

1.	Press Release dated March 17, 2014 related to the launch of the Offering.

2.	Press Release dated March 18, 2014 related to the pricing of the Offering.

Schedule G

Pricing Term Sheet

March 18, 2014

The information in this pricing term sheet, dated March 18, 2014, supplements the preliminary offering memorandum, dated March 17, 2014 (the “Preliminary Offering Memorandum”) related to Emerald Oil, Inc.’s offering of 2.00% Convertible Senior Notes due 2019 (the “Notes”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Purchasers should rely only on the information contained or incorporated by reference in the Preliminary Offering Memorandum, as supplemented by this final pricing term sheet, in making an investment decision with respect to the Notes. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.

Issuer:	Emerald Oil, Inc. (NYSE: EOX)

The Notes:	2.00% Convertible Senior Notes due 2019

Offering Size:	$140,000,000

Over-allotment Option:	$32,500,000

Ranking:	Senior unsecured

Maturity:	April 1, 2019, unless earlier repurchased or converted

Issue Price:	100% of principal amount, plus accrued interest, if any, from the Settlement Date

Coupon:	2.00% per annum accruing from the Settlement Date, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2014

Conversion Premium:	35.0% above the Closing Sale Price on March 18, 2014

Initial Conversion Rate:	113.9601 shares of the Issuer’s common stock per $1,000 principal amount of Notes

Initial Conversion Price:	Approximately $8.78 per share of the Issuer’s common stock

Closing Sale Price on March 18, 2014:	$6.50 per share of the Issuer’s common stock

Use of Proceeds:	The Issuer estimates that the net proceeds to it from this offering will be approximately $135,300,000 (or approximately $166,825,000 if the initial purchasers exercise their over-allotment option in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. The Issuer intends to use the net proceeds from this offering to repay all of the outstanding borrowings owing under its revolving credit facility and remaining proceeds after that repayment for general corporate purposes, including funding a portion of its drilling and development program and potential aquisitions.

Initial Purchasers:

Joint Book-Running Managers:

Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

Co-Managers:

Johnson Rice & Company L.L.C.

Canaccord Genuity Inc.

GMP Securities L.P.

Global Hunter Securities, LLC

IBERIA Capital Partners L.L.C.

Scotia Capital (USA) Inc.

SunTrust Robinson Humphrey, Inc.

Form:	144A

Denomination:	$1,000 and integral multiples thereof

Settlement:	DTC

Governing Law:	New York

Conversion Rate Adjustment Upon a Make-whole Fundamental Change:	The following table sets forth the number of additional shares per $1,000 principal amount of Notes that will be added to the conversion rate applicable to the Notes converted during the make-whole conversion period. The applicable prices set forth in the row titled “Stock Price” of the table below, and the number of additional shares, are subject to adjustment as described in the Preliminary Offering Memorandum.

	Stock Price
Effective Date	$6.50	$7.00	$7.50	$8.78	$11.00	$13.00	$15.00	$17.00	$20.00	$23.00	$26.00
March 24, 2014	39.8860	34.4305	29.9015	21.4457	12.9209	8.6885	6.0822	4.3865	2.7935	1.8314	1.2163
April 1, 2015	39.8860	35.1050	30.1823	21.0902	12.1541	7.8782	5.3372	3.7397	2.2945	1.4560	0.9370
April 1, 2016	39.8860	35.0989	29.7486	20.0090	10.7780	6.6001	4.2512	2.8525	1.6600	1.0090	0.6238
April 1, 2017	39.8860	34.0719	28.2158	17.7862	8.4790	4.6674	2.7381	1.7036	0.9153	0.5281	0.3122
April 1, 2018	39.8860	31.4076	24.7983	13.4919	4.6733	1.8926	0.8520	0.4465	0.2236	0.1332	0.0797
April 1, 2019	39.8860	28.8970	19.3732	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact applicable price and effective date may not be as set forth in the table above, in which case:

•        if the actual applicable price is between two applicable prices listed in the table above, or the actual effective date is between two effective dates listed in the table above, the Issuer will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the higher and lower applicable prices, or for the earlier and later effective dates based on a 365 or 366-day year, as applicable;

•       if the actual applicable price is greater than $26.00 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), the Issuer will not increase the conversion rate; and

•       if the actual applicable price is less than $6.50 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), the Issuer will not increase the conversion rate.

However, the Issuer will not increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 153.8461 shares per $1,000 principal amount of Notes. The Issuer will adjust this maximum conversion rate in the same manner in which, and for the same events for which, the Issuer must adjust the conversion rate as described under “Description of the Notes— Conversion Rights—Adjustments to the Conversion Rate” in the Preliminary Offering Memorandum.

Trade Date:	March 19, 2014

Settlement Date:	March 24, 2014

CUSIP:	29101U AA8

ISIN:	US29101UAA88

Listing:	None

This communication is intended for the sole use of the person to whom it is provided by the sender.

Neither the Notes nor the shares of the Issuer’s common stock issuable upon conversion of the Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and neither may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any other applicable securities laws. Accordingly, the Notes are being offered and sold only to “qualified institutional buyers” as defined in Rule 144A under the Securities Act. Nothing in this communication shall constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these Notes, in any jurisdiction in which such offer or sale would be unlawful.

This document is not, and should not be construed as, an offer to sell or solicitation to buy any securities. Purchase of the Notes is subject to and should be read in conjunction with the terms and condition of the Notes. Credit Suisse Securities (USA) LLC and Barclays Capital Inc. accept no liability whatsoever for any direct or consequential loss arising from the use of this document. Credit Suisse Securities (USA) LLC and Barclays Capital Inc. and/or any other member of Credit Suisse Securities (USA) LLC or Barclays Capital Inc. may have executed or may affect their own account transactions in this investment or any related investment.

A copy of the Preliminary Offering Memorandum can be obtained by contacting your Credit Suisse Securities (USA) LLC or Barclays Capital Inc. sales representative.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ANNEX A

[Form of Opinion of Mayer Brown LLP]

ANNEX B

[Form of Opinion of Montana Counsel]

ANNEX C

[Form of Lock-Up Letter]